QUEST RESOURCE HOLDING CORPORATION

To Challenge, Manage & Inform℠

Exhibit 99.1

Quest Resource Holding Corporation Reports First Quarter 2023 Financial Results

THE COLONY, TX – May 15, 2023 – Quest Resource Holding Corporation (NASDAQ: QRHC) ("Quest"), a national leader in environmental waste and recycling services, today announced financial results for the first quarter ended March 31, 2023.

First Quarter 2023 Highlights

•
Revenue was $74.1 million, a 3.6% increase compared with the first quarter of 2022.
•
Gross profit was $12.6 million, a 12.3% increase compared with the first quarter of 2022.
•
Gross margin was 17.0% of revenue compared with 15.7% during the first quarter of 2022.
•
GAAP net loss per basic and diluted share attributable to common stockholders was $(0.10), compared with $(0.11) per share during the first quarter of 2022.
•
Adjusted EBITDA was $4.0 million, a 6.7% increase compared with the first quarter of 2022.
•
Adjusted net income per diluted share was $0.03 compared with adjusted net income of $0.06 per diluted share during the first quarter of 2022.

“We delivered double-digit gross profit dollar growth while successfully navigating inflationary pressures and commodity price fluctuations during the first quarter. We posted strong operating cash flow, averaging more than $2 million per quarter during the past two quarters, and subsequent to the end of the first quarter, we have paid down $5 million of our Monroe Capital facility. While lower commodity prices for recycled materials continued to affect revenue comparisons, due to the structure of our recycled commodity contracts, these fluctuations did not significantly affect gross profit dollars. During the first quarter, we made significant progress with integration efforts. We are seeing the expected contribution improvements from RWS and expect the positive improvements to be increasingly reflected in our financials over the next three quarters.” said S. Ray Hatch, President and Chief Executive Officer of the Company.

“We continue to invest in the enhancement, scalability and capabilities of our data platform and our value proposition is resonating well with current and prospective customers. Our outlook remains positive; we are well positioned to continue to weather a challenging economic environment, execute our growth strategies, and deliver double digit profitable growth during 2023 and for the next several years.”

First Quarter 2023 Earnings Conference Call and Webcast

Quest will conduct a conference call Monday, May 15, 2023, at 5:00 PM ET, to review the financial results for the first quarter ended March 31, 2023. Investors interested in participating on the live call can dial 1-855-327-6837 or 1-631-891-4304. The conference call, which may include forward-looking statements, is also being webcast and is available via the investor relations section of Quest’s website at https://investors.qrhc.com/investors. A replay of the webcast will be archived on Quest’s investor relations website for 90 days.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, non-GAAP financial measures, "Adjusted EBITDA," and “Adjusted Net Income” are presented. From time-to-time, Quest considers and uses these supplemental measures of operating performance in order to provide an improved understanding of underlying performance trends. Quest believes it is useful to review, as applicable, both (1) GAAP measures that include (i) depreciation and amortization, (ii) interest expense, (iii) stock-based compensation expense, (iv) income tax expense, and (v) certain other adjustments, and (2) non-GAAP measures that exclude such items. Quest presents these non-GAAP measures because it considers it an important supplemental measure of Quest's performance. Quest's definition of these adjusted financial measures may differ from similarly named measures used by others. Quest believes these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company's GAAP measures.

(See attached tables "Reconciliation of Net Loss to Adjusted EBITDA" and “Adjusted Net Income (Loss) Per Share”).

About Quest Resource Holding Corporation

Quest is a national provider of waste and recycling services that enable larger businesses to excel in achieving their environmental and sustainability goals and responsibilities. Quest delivers focused expertise across multiple industry sectors to build single-source, client-specific solutions that generate quantifiable business and sustainability results. Addressing a wide variety of waste streams and recyclables, Quest provides information and data that tracks and reports the environmental results of Quest’s services, gives actionable data to improve business operations, and enables Quest’s clients to excel in their business and sustainability responsibilities. For more information, visit www.qrhc.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which provides a "safe harbor" for such statements in certain circumstances. The forward-looking statements include, but are not limited to, our expectation that positive improvements will be increasingly reflected in our financials over the next three quarters; and our belief that we are well positioned to continue to weather a challenging economic environment, execute our growth strategies, and deliver double digit profitable growth during 2023 and for the next several years. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, competition in the environmental services industry, the impact of the current economic environment, the spread of major epidemics (including Coronavirus) and other related uncertainties such as government-imposed travel restrictions, interruptions to supply chains, commodity price fluctuations, and extended shut down of businesses, and other factors discussed in greater detail in our filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2022. You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Investor Relations Contact:

Three Part Advisors, LLC

Joe Noyons

817.778.8424

Financial Tables Follow

Financial Tables Follow

Quest Resource Holding Corporation and Subsidiaries

STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022
Revenue	$74,114	$71,522
Cost of revenue	61,484	60,274
Gross profit	12,630	11,248
Selling, general, and administrative	9,417	9,344
Depreciation and amortization	2,425	2,365
Total operating expenses	11,842	11,709
Operating income (loss)	788	(461)
Interest expense	(2,443)	(1,556)
Loss before taxes	(1,655)	(2,017)
Income tax expense	369	167
Net loss	$(2,024)	$(2,184)

Net loss applicable to common stockholders	$(2,024)	$(2,184)
Net loss per common share:
Basic	$(0.10)	$(0.11)
Diluted	$(0.10)	$(0.11)
Weighted average number of common shares outstanding:
Basic	19,932	19,245
Diluted	19,932	19,245

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2023	2022
Net loss	$(2,024)	$(2,184)
Depreciation and amortization	2,509	2,437
Interest expense	2,443	1,556
Stock-based compensation expense	298	259
Acquisition, integration, and related costs	478	1,306
Other adjustments	(86)	196
Income tax expense	369	167
Adjusted EBITDA	$3,987	$3,737

ADJUSTED NET INCOME (LOSS) PER SHARE

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2023	2022
Reported net loss (1)	$(2,024)	$(2,184)
Amortization of intangibles (2)	2,221	2,174
Acquisition, integration, and related costs (3)	478	1,306
Other adjustments (4)	(76)	—
Adjusted net income	$599	$1,296

Diluted earnings per share:
Reported net loss	$(0.10)	$(0.11)
Adjusted net income	$0.03	$0.06

Weighted average number of common shares outstanding:
Diluted (5)	22,158	21,716

(1) Applicable to common stockholders

(2) Reflects the elimination of non-cash amortization of acquisition-related intangible assets

(3) Reflects the add back of acquisition/integration related transaction costs

(4) Reflects adjustment to earn-out fair value

(5) Reflects adjustment for dilution when adjusted net income is positive

BALANCE SHEETS

(In thousands, except per share amounts)

	March 31,	December 31,
	2023	2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$9,805	$9,564
Accounts receivable, less allowance for doubtful accounts of $2,275 and $2,176 as of March 31, 2023 and December 31, 2022, respectively	43,579	45,891
Prepaid expenses and other current assets	2,407	2,310
Total current assets	55,791	57,765

Goodwill	84,258	84,258
Intangible assets, net	31,497	33,557
Property and equipment, net, and other assets	5,539	5,911
Total assets	$177,085	$181,491

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$33,318	$32,207
Other current liabilities	3,234	4,689
Current portion of notes payable	1,159	1,159
Total current liabilities	37,711	38,055

Notes payable, net	68,307	70,573
Other long-term liabilities	1,591	1,724
Total liabilities	107,609	110,352

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, no shares issued and outstanding as of March 31, 2023 and December 31, 2022	—	—
Common stock, $0.001 par value, 200,000 shares authorized, 19,724 and 19,696 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	20	20
Additional paid-in capital	174,237	173,876
Accumulated deficit	(104,781)	(102,757)
Total stockholders’ equity	69,476	71,139
Total liabilities and stockholders’ equity	$177,085	$181,491

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